1 Roadmap to Cash Flow Breakeven in 2026 Q3 2025 Q4 2025 Q1 2026 $64M of the total $85M Cost reduction already implemented Major Milestones Cost Reduction Implemented (Annualized) ✓ Implement one commercial team ✓ Eliminate duplicate G&A • Complete physical consolidation • Implement one Manufacturing team • Combine Lab Services • Complete all Systems and Financial integration $67M $85M $29M Q2 2025 $64M Cost Reduction Realized (in the quarter) $3M $12M ✓ Pre-close cost actions in commercial and operations $15M $21M

2 2025 2026 ~$120M Cash1 $163M cash1 at close (July ‘25) >$100 million cash1 on hand by the time we turn cash flow positive >$100M Cash flow positive in 2026 1. Includes Cash, Cash Equivalents, Marketable Securities, and Restricted Cash balances from the Consolidated Balance Sheet. Robust Balance Sheet